Exhibit 99.1

PRESS RELEASE

HOUSTON EXPLORATION REPORTS FULL-YEAR 2003 RESULTS;
PRODUCTION AND RESERVES REACH RECORD LEVELS

Houston, Texas – February 5, 2004 – The Houston Exploration Company (NYSE: THX) today reported full-year 2003 earnings of $131.0 million, or $4.20 per fully diluted share, up 86 percent and 84 percent, respectively, over 2002. Cash from operations before changes in operating assets and liabilities totaled $399.3 million, an increase of 42 percent from the $282.0 million reported during 2002. (Cash from operations is a non-GAAP measure that is defined and reconciled in the table below.)

Production for the year reached record rates, averaging 295 million cubic feet of natural gas equivalent per day (MMcfe/d), up 5 percent from the 281 MMcfe/d produced during 2002. Year-end proved reserves reached 755 billion cubic feet of natural gas equivalent (Bcfe), up 16 percent from 2002’s 650 Bcfe, taking into account the company’s fourth quarter acquisitions.

     The company’s 2003 capital program totaled $460 million, including $175 million used for acquisitions during the fourth quarter. For the year the company replaced 198 percent of its production at an all-in finding cost of $2.16 per thousand cubic feet of natural gas equivalent (Mcfe). The company’s five-year average all-in finding cost is $1.93 per Mcfe.

     “During the year the company recognized many operational and financial milestones,” reported Robert B. Catell, chairman of the board. “We completed our Gulf of Mexico acquisition from Transworld, the largest acquisition in the company’s 18-year history, we drilled a record number of wells, and were successful with our first deep-shelf drilling project.”

     William G. Hargett, president and chief executive officer, added, “Throughout the year we continued to execute our balanced growth strategy, attaining record production and reserve levels through a combination of drilling and opportunistic acquisitions. We enter 2004 with a strong balance sheet, solid drilling inventory and a commitment to proactively manage our cost structure.”

     During the fourth quarter of 2003 the company earned $25.7 million, or $0.82 per fully diluted share. This compares with $25.0 million, or $0.81 per fully diluted share in the fourth quarter of 2002. Included in earnings was a non-cash charge relating to hedging ineffectiveness of $1.9 million, or $1.3 million net of tax, that impacted fully diluted earnings by $0.04 per share. Cash from operations before changes in operating assets and liabilities totaled $89.4 million for the fourth quarter versus $88.2 million during the similar period of 2002.

     Fourth quarter 2003 production averaged 312 MMcfe/d, up 9 percent over 2002’s fourth quarter average rate of 286 MMcfe/d.

     During the fourth quarter the company doubled its holdings in West Virginia, acquiring 23.4 Bcfe of reserves for $28 million. The acquired properties are contiguous to the company’s existing assets and include more than 52,000 acres of undeveloped leasehold. Also, effective January 1, 2004, the company divested its South Louisiana assets, selling 12.3 Bcfe for $15 million subject to closing adjustments. The South Louisiana divestiture has no impact on the 2003 financial results or reserves being reported.

     As with past quarters, The Houston Exploration Company has prepared the following tables to assist with understanding the company’s financial results and near-term performance. Future results may vary from estimates.

	First Quarter	Fourth Quarter	Full-Year
Costs ($/Mcfe)	2004 Estimate	2003 Actual	2003 Actual

- Lease operating expense	$.54+	$.47	$.44
- Severance tax	$.13+	$.17	$.15
- General and administrative, net	$.19+	$.21	$.18
- Transportation	$.11+	$.09	$.10
- Depreciation, depletion and amortization and asset retirement accretion	$2.05+	$2.02	$1.86
- Interest, net	$.07+	$.07	$.08

The company will hold its fourth quarter and full-year 2003 earnings conference call on Thursday, February 5, at 12:00 p.m. Central Time to further review financial and operational results. To access the call dial (800) 374-0699 prior to the start.

To listen to the live webcast log on to www.houstonexploration.com and follow the webcast links. A replay of the call will be available at the close of business on February 5. Dial (706) 645-9291 and provide the confirmation code 4885547 for this service.

The Houston Exploration Company is an independent natural gas and oil company engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the shallow waters of the Gulf of Mexico and the Arkoma Basin. Additional production is located in East Texas and West Virginia. For more information, visit the company’s website at www.houstonexploration.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this press release are forward-looking statements and reflect the company’s current expectations and are based on current available information. Important factors that could cause actual results to materially differ from the company’s current expectations include price volatility, the risk of future writedowns, the inability to meet substantial capital requirements, the constraints imposed by current indebtedness, reserve replacement risks, drilling risks, the risks associated with recent acquisitions, and other factors inherent in the exploration for and production of natural gas and crude oil discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report and Form 10-K for the year ended December 31, 2002.

Unaudited Fourth Quarter and Full-Year 2003 Financial, Operational and Reserve Information Follows

Contact:	The Houston Exploration Company Melissa Reynolds 713-830-6887 mreynolds@houstonexp.com

The Houston Exploration Company

	Three Months Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002

	(in thousands, except per share data)
Unaudited Income Statement Data:
(in thousands, except per share data)
Revenues
Natural gas and oil revenues	$124,195	$100,130	$491,440	$344,295
Other	35	275	1,312	1,086

Total revenues	124,230	100,405	492,752	345,381
Operating expenses
Lease operating	13,536	9,983	47,072	33,976
Severance tax	4,963	2,206	15,958	9,487
Transportation	2,623	2,680	10,387	9,317
Asset retirement accretion	1,189	—	3,668	—
Depreciation, depletion and amortization	56,825	47,412	197,530	171,610
General and administrative, net	6,017	4,580	19,542	13,077

Total operating expenses	85,153	66,861	294,157	237,467
Income from operations	39,077	33,544	198,595	107,914
Other (income) and expense	(2,546)	(9,070)	(15,746)	(9,070)
Interest expense	4,156	3,888	15,642	15,373
Capitalized interest	(2,082)	(1,821)	(7,300)	(7,975)

Interest expense, net	2,074	2,067	8,342	7,398
Income before taxes	39,549	40,547	205,999	109,586
Provision for income tax
Current	10,605	(193)	12,519	(768)
Deferred	3,243	15,706	59,668	39,860

	13,848	15,513	72,187	39,092
Income before change in accounting principle	25,701	25,034	133,812	70,494
Cumulative effect of change in accounting principle	—	—	(2,772)	—

Net income	$25,701	$25,034	$131,040	$70,494

Earnings per share
Basic:
Income before change in accounting principle	$0.82	$0.81	$4.30	$2.31
Cumulative effect of change in accounting principle	—	—	(0.09)	—

Net income	$0.82	$0.81	$4.21	$2.31

Fully diluted:
Income before change in accounting principle	$0.82	$0.81	$4.29	$2.28
Cumulative effect of change in accounting principle	—	—	(0.09)	—

Net income	$0.82	$0.81	$4.20	$2.28

Weighted average shares	31,319	30,733	31,097	30,569
Weighted average shares – fully diluted	31,447	30,990	31,213	30,878

The Houston Exploration Company (continued)

	Three Months Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002

Operating Data:
Production
Natural gas (MMcf)	26,392	24,778	99,965	97,368
Oil (MBbls)	391	259	1,307	859
Total (MMcfe)	28,738	26,332	107,807	102,522
Average daily production (MMcfe/d)	312	286	295	281
Average sales price
Natural gas realized ($/Mcf)	$4.29	$3.78	$4.55	$3.32
Natural gas unhedged ($/Mcf)	4.60	3.94	5.23	3.16
Oil realized ($/Bbl)	27.95	25.37	28.15	23.99
Oil unhedged ($/Bbl)	27.95	25.37	28.46	23.99

	December 31,	December 31,
	2003	2002

	(in thousands)
Unaudited Balance Sheet Data:
Working capital (deficit)(1)	$(36)	$10,550
Property, plant and equipment, net	1,371,129	1,022,414
Total assets	1,509,065	1,151,068
Long-term debt and notes	302,000	252,000
Total stockholders’ equity	735,534	592,789

(1)	Working capital deficit caused by negative fair value of derivative instruments.

The Houston Exploration Company (continued)

Unaudited Non-GAAP Financial Measures:

Cash from operations represents net cash provided by operating activities before changes in operating assets and liabilities. Cash from operations is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Cash from operations is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash from operations is not a measure of financial performance under GAAP and should not be considered an alternative to net income. The table below reconciles cash from operations to net cash provided by operating activities as disclosed on the company’s statement of cash flows.

	Three Months Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002

	(in thousands)		(in thousands)
Reconciliation of Non-GAAP Measures:
Cash from operations before changes in operating assets and liabilities	$89,408	$88,174	$399,268	$282,049
Plus changes in operating assets and liabilities	3,333	(9,298)	(8,436)	(38,180)

Net cash provided by operating activities	$92,741	$78,876	$390,832	$243,869

2003 Reserve Reconciliation:

Bcfe

12/31/02 Balance	649.6
Production	(107.8)
Additions	141.3
Sales	—
Purchases	111.9
Revisions	(40.3)

12/31/03 Balance	754.8

Reserve Growth	16%
Reserves, Percent Gas	94%
Production, Percent Gas	93%
Reserve Life (Years)	7

Note: All reserves are fully engineered by third-party consultants.